SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 21, 2005

FMC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, Philadelphia, PA 19103

(Address of principal executive offices) (Zip Code)

(215) 299-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.02. Termination of a Material Definitive Agreement.

FMC Corporation completed the previously announced redemption of the entire $355 million aggregate principal amount of 10.25 percent Senior Secured Notes due 2009 (“the Notes”). Pursuant to the terms of the Notes and the related indenture, FMC paid a prepayment premium of $44 million. This amount, along with the write-off of unamortized financing costs, will result in recognition of debt extinguishment expense of approximately $56 million in the third quarter of 2005.

ITEM 7.01. Regulation FD Disclosure.

On July 21, 2005 FMC issued a press release concerning the matters set forth in this report. A copy of the press release is included herein as Exhibit 99.1

ITEM 9.01. Financial Statement and Exhibits.

(c) Exhibit 99.1. FMC press release dated July 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION

By:	/s/ Thomas C. Deas, Jr.
Thomas C. Deas, Jr. Vice President and Treasurer

Date: July 21, 2005